Contact:
Meghan Lublin
Corporate and Investor Communications
August 5, 2010	(703) 854-0299

 Sunrise Reports Financial Results for Second Quarter of 2010

MCLEAN, VA - Sunrise Senior Living, Inc. (NYSE: SRZ) today reported financial results and operating data for the second quarter of 2010. Sunrise will host a conference call and webcast Thursday, August 5, 2010 at 9:00 a.m. ET, to discuss the financial results.

"We believe that the combination of stabilized occupancy and continued rate growth positions Sunrise well in an economic recovery," said Mark Ordan, Sunrise’s chief executive officer.

Financial Results for Second-Quarter 2010

Sunrise reported revenues of $349.1 million in the second quarter of 2010 as compared to $359.7 million for the second quarter of 2009. Net income for the second quarter of 2010 was $46.3 million, or $0.81 per fully diluted share, as compared to net loss of ($81.8) million, or ($1.62) per fully diluted share, for the second quarter of 2009. The loss before discontinued operations for the second quarter of 2010 was ($5.2) million as compared to loss before discontinued operations for the second quarter of 2009 of ($19.1) million.

Included in discontinued operations for the second quarter of 2010 is a gain on German debt restructuring of $52.0 million, compared to an impairment loss relating to the nine German communities of ($52.4) million in the second quarter of 2009. Under accounting rules, impairment charges are recorded during the period when the carrying amount of assets are determined to be above fair value. However, the related debt must be carried at historical cost until the debt is modified or extinguished. In the second quarter, Sunrise executed debt restructuring agreements with the lenders to the German communities as discussed more fully below, which triggered this non-cash gain.

For the second quarter of 2010, net loss from operations excluding buyout fees was ($13.4) million, an improvement of $18.1 million as compared to a net loss from operations of ($31.5) million in the second quarter of 2009. Adding back non-cash charges including depreciation and amortization of $8.6 million, allowance for uncollectable receivables from owners of $0.5 million, stock compensation of $1.1 million and impairment of long-lived assets of $2.7 million, as well as non-recurring items including the SEC investigation costs of $0.3 million and restructuring costs of $5.2 million, the adjusted income from ongoing operations was $5.0 million as compared to $4.4 million in the second quarter of 2009. Adjusted income from ongoing operations is a measure of operating performance that is not calculated in accordance with U.S. GAAP and should not be considered as a substitute for income or loss from operations or net income or loss. Adjusted income from ongoing operations is used by management to focus on income generated from the ongoing operations of the Company and to help management assess if adjustments to current spending decisions are needed. For a reconciliation of these items, please refer to the attached table “Adjusted Income from Ongoing Operations.”

Cash and Liquidity Update

Sunrise had $42.8 million of unrestricted cash at June 30, 2010. Sunrise has no borrowing availability under its bank credit facility, and has significant scheduled debt maturities in 2010 and significant debt that is in default. As of June 30, 2010, Sunrise had consolidated debt of $323.9 million, of which $163.1 million of debt is expected to mature in 2010, including $83.6 million of debt, at estimated fair value, on our German communities, which we expect to be repaid upon the closing of the sale of these communities. Also included in consolidated debt that is expected to mature in 2010 is $25.5 million under the Company’s bank credit facility, which is due in December 2010. Debt that is in default totals $70.3 million at June 30, 2010. Sunrise is seeking waivers with respect to existing defaults to avoid acceleration of these obligations.

Germany

On June 3, 2010, Sunrise announced that the Company and certain of its affiliates have entered into a purchase and sale agreement with GHS Pflegeresidenzen Grundstucks GmbH and Prudential Real Estate Investors (operating on behalf of investors in a fund managed by its Munich-based business, TMW Pramerica Property Investment GmbH) to sell eight of the Company's nine German assisted living facilities. The aggregate purchase price under this agreement is EUR 60.8 million (approximately US$74.5 million), which, after expenses, shall be paid directly to the respective lenders to the German communities.

The closing, which is subject to certain conditions described in Sunrise's Form 8-K filed on June 3, 2010, is expected to occur no earlier than August 31, 2010. Upon closing, Sunrise will transfer the management of these eight communities to Kursana Seniorenvilla GmbH, a Germany-based senior living provider.
Sunrise is continuing to market for sale one remaining property in Germany.

As Sunrise previously announced, in April 2010, the Company and certain affiliates completed the restructure transactions with three of the lenders to its German subsidiaries and had entered into a partial settlement and waiver declaration with a fourth lender. In May 2010, the Company announced that it had entered into a settlement agreement with its fifth lender, and therefore had reached agreements with all of its lenders to its nine German communities.

During the second quarter of 2010, Sunrise recognized a gain of $52 million, which is included in discontinued operations, in connection with the closing of this debt restructuring transaction. Sunrise also expects to record a gain of approximately $2 million in the third quarter of 2010.

SEC Settlement

As previously reported, on July 23, 2010, the Company announced that it, along with two former Company officers, have reached settlements with the U.S. Securities and Exchange Commission (the “SEC”) relating to the SEC’s previously disclosed investigation of the Company. The settlements are subject to court approval. For additional information, please refer to the Company's Form 8-K filed with the SEC on July 23, 2010.

Comparable Community Operating Data for Second-Quarter 2010

The nine German communities have been excluded from Sunrise's second-quarter 2010 comparable community operating results set forth below because they are considered discontinued operations. The two remaining Fountains communities have also been excluded.

•
Comparable community revenues for the second quarter of 2010 increased by 3.9 percent, from $471.3 million for the second quarter of 2009 to $489.6 million for the second quarter of 2010. Excluding the impact of foreign exchange rates in 2010, comparable community revenues for the second quarter of 2010 increased 2.3 percent to $482.2 million year-over-year.

•
Average unit occupancy in comparable communities for the second quarter of 2010 was 86.2 percent, which was down 30 basis points from 86.5 percent for the second quarter of 2009, and down 10 basis points as compared to 86.3 percent in the first quarter of 2010.

•
Average daily revenue per occupied unit in comparable communities increased 4.3 percent from $194.81 for the second quarter of 2009 to $203.27 for the second quarter of 2010. Excluding the impact of foreign exchange rates in 2010, average daily revenue per occupied unit for the comparable community portfolio increased 2.8 percent to $200.21 for the second quarter of 2010 as compared to the second quarter of 2009.

•
Comparable community operating expenses for the second quarter of 2010 increased 3.5 percent over the second quarter of 2009 from $342.9 million to $354.8 million. Excluding the foreign exchange rates in 2010, these operating expenses increased 2.7 percent to $352.2 million in the second quarter of 2010.

•	As of June 30, 2010, Sunrise operated 356 communities located in the United States, Canada, the United Kingdom and Germany, with a unit capacity of approximately 35,400 units.

Sunrise’s comparable community portfolio consists of communities that were open and operating as of January 1, 2008, and include consolidated, unconsolidated venture, and managed communities in the United States, Canada and the United Kingdom. Sunrise's management believes that total comparable-community revenues, average daily revenue per occupied unit, average unit occupancy rates and total comparable-community expenses are useful indicators of trends in Sunrise's management business.

For additional details on Sunrise’s comparable-community and total-community operations data, please refer to the Supplemental Data link on the Investor Relations section of the Company’s Web site or at http://suppdata.sunriseseniorliving.com/

Conference Call and Webcast

Sunrise will host a conference call and webcast at 9:00 a.m. ET on Thursday, August 5, 2010, to discuss the financial results for the second quarter of 2010 and the other matters discussed in this press release. The call-in number for the conference call is 888-503-8163 or 719-457-2630 (from outside the U.S.). Callers should reference the “Sunrise Senior Living Q2 Earnings Call” or the participant passcode: 2852943. Those interested may also go to the Investor Relations section of the Company's Web site (http://www.sunriseseniorliving.com) to listen to the earnings call. A telephone replay of the call will be available until August 19, 2010, by dialing 888-203-1112 or 719-457-0820 (passcode: 2852943); a replay will also be available on Sunrise's Web site during that period.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 40,000 people. As of June 30, 2010, Sunrise operated 356 communities in the United States, Canada, Germany and the United Kingdom, with a combined unit capacity of approximately 35,400 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer's and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise's senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurances that these expectations will be realized. Sunrise's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the risk that the Sunrise is unable to settle the remaining claims with respect to its German subsidiaries; the risk that the Company is not able to sell the North American properties mortgaged pursuant to the restructure transactions; the risk that the net sale proceeds of the mortgaged North American properties are not sufficient to pay the minimum amount guaranteed by Sunrise to the lenders that are party to the restructure transactions; changes in the Company's anticipated cash flow and liquidity; the Company's ability to maintain adequate liquidity to operate its business and execute its restructuring; the Company's ability to obtain waivers, cure or reach agreements with respect to defaults under the Company's loan, joint venture and construction agreements; the risk that a group of the Company's creditors, acting together, could force the Company into an involuntary bankruptcy proceeding; the Company's ability to sell its German communities within a reasonable time period; the Company's ability to refinance extend the maturity of or otherwise repay its bank credit facility due in 2010 and other debt due in 2010 and/or raise funds from other sources; the Company's ability to achieve anticipated savings from the Company's cost reduction initiatives; the outcome of the U.S. Securities and Exchange Commission's investigation; the outcome of the IRS audit of the Company's tax returns for the tax years ended December 31, 2005, 2006, 2007 and 2008; the Company's ability to continue to recognize income from refinancings and sales of communities by ventures; risk of changes in the Company's critical accounting estimates; risk of further write-downs or impairments of the Company's assets; risk of future obligations to fund guarantees and other support arrangements to some of the Company's ventures, lenders to the ventures or third-party owners; risk of declining occupancies in existing communities or slower than expected leasing of new communities; risk resulting from any international expansion; development and construction risks; availability of financing for development, including construction loans as to which we are in default; risks associated with past or any future acquisitions; compliance with government regulations; risk of new legislation or regulatory developments; the risk that some of the Company's management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; business conditions and market factors that could affect occupancy rates at and revenues from the Company's communities and the value of the Company's properties generally; competition and our response to pricing and promotional activities of our competitors; changes in interest rates; unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; risks associated with the ownership and operation of assisted living and independent living communities; and other risks detailed in the Company's 2009 Annual Report on Form 10-K filed with the SEC, as may be amended or supplemented in the Company's Form 10-Q filings or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SUNRISE SENIOR LIVING, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except per share and share amounts)	2010	2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$42,756	$39,283
Accounts receivable, net	32,933	37,304
Income taxes receivable	5,177	5,371
Due from unconsolidated communities	18,041	19,673
Deferred income taxes, net	5,810	23,862
Restricted cash	40,042	39,365
Assets held for sale	31,302	40,658
German assets held for sale	85,506	104,720
Prepaid expenses and other current assets	41,194	30,198
Total current assets	302,761	340,434
Property and equipment, net	270,585	288,056
Due from unconsolidated communities	5,796	13,178
Intangible assets, net	50,691	53,024
Investments in unconsolidated communities	60,861	64,971
Investments accounted for under the profit-sharing method	3,773	11,031
Restricted cash	102,803	110,402
Restricted investments in marketable securities	14,235	20,997
Other assets, net	9,770	8,496
Total assets	$821,275	$910,589

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$166,885	$207,811
Current maturities of notes payable	1,981	-
Outstanding draws on bank credit facility	25,531	33,728
Debt relating to German assets held for sale, at fair value as of June 30, 2010	71,913	180,262
Debt relating to German asset held for sale	11,736	18,418
Accounts payable and accrued expenses	158,437	138,032
Liabilities associated with German assets held for sale	2,838	12,632
Due to unconsolidated communities	2,346	2,180
Deferred revenue	4,360	5,364
Entrance fees	31,754	33,157
Self-insurance liabilities	41,742	41,975
Total current liabilities	519,523	673,559
Notes payable, less current maturities	3,499	-
Liquidating trust note payable, at fair value	42,387	-
Self-insurance liabilities	55,612	58,225
Deferred gains on the sale of real estate and deferred revenues	21,359	21,865
Deferred income tax liabilities	5,810	23,862
Other long-term liabilities, net	106,022	106,844
Total liabilities	754,212	884,355
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value, 120,000,000 shares authorized, 55,948,275 and 55,752,217 shares issued and outstanding, net of 427,897 and 401,353 treasury shares, at June 30, 2010 and December 31, 2009, respectively	559	558
Additional paid-in capital	476,658	474,158
Retained loss	(430,660)	(460,971)
Accumulated other comprehensive income	16,106	8,302
Total stockholders’ equity	62,663	22,047
Noncontrolling interests	4,400	4,187
Total equity	67,063	26,234
Total liabilities and equity	$821,275	$910,589

SUNRISE SENIOR LIVING, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Operating revenue:
Management fees	$24,163	$29,072	$52,770	$57,510
Buyout fees	12,717	-	13,471	-
Resident fees for consolidated communities	89,065	85,675	177,921	171,947
Ancillary fees	10,829	11,860	21,422	23,081
Professional fees from development, marketing and other	590	3,809	2,692	10,534
Reimbursed costs incurred on behalf of managed communities	211,768	229,256	436,093	471,348
Total operating revenues	349,132	359,672	704,369	734,420
Operating expenses:
Community expense for consolidated communities	66,463	65,444	133,043	130,280
Community lease expense	14,896	14,538	29,639	29,025
Depreciation and amortization	8,638	12,777	17,142	26,645
Ancillary expenses	10,146	11,141	19,946	21,502
General and administrative	28,647	29,631	62,417	59,979
Development expense	1,057	3,129	2,388	7,903
Write-off of capitalized project costs	-	1,417	-	13,495
Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	301	1,176	359	2,433
Restructuring costs	5,159	9,236	10,028	16,923
Provision for doubtful accounts	735	1,987	1,854	10,894
Loss (gain) on financial guarantees and other contracts	310	(443)	310	654
Impairment of long-lived assets	2,659	9,215	3,359	9,215
Costs incurred on behalf of managed communities	210,775	231,930	435,141	477,987
Total operating expenses	349,786	391,178	715,626	806,935
Loss from operations	(654)	(31,506)	(11,257)	(72,515)
Other non-operating income (expense):
Interest income	243	119	610	854
Interest expense	(2,102)	(2,231)	(4,238)	(4,889)
Gain on investments	94	2,114	647	809
Gain on fair value of liquidating trust note	1,113	-	1,113	-
Other (expense) income	(1,890)	2,323	(793)	1,297
Total other non-operating (expense) income	(2,542)	2,325	(2,661)	(1,929)
Gain on the sale and development of real estate and equity interests	1,745	14,961	2,210	16,703
Sunrise’s share of (loss) earnings and return on investment in unconsolidated communities	(828)	(4,400)	(2,341)	13,975
Loss from investments accounted for under the profit-sharing method	(2,259)	(2,448)	(4,777)	(6,260)
Loss before (provision for) benefit from income taxes and discontinued operations	(4,538)	(21,068)	(18,826)	(50,026)
(Provision for) benefit from income taxes	(678)	1,936	(1,118)	2,666
Loss before discontinued operations	(5,216)	(19,132)	(19,944)	(47,360)
Discontinued operations, net of tax	51,973	(62,427)	51,235	(52,483)
Net income (loss)	46,757	(81,559)	31,291	(99,843)
Less: Net income attributable to noncontrolling interests	(429)	(229)	(980)	(106)
Net income (loss) attributable to common shareholders	$46,328	$(81,788)	$30,311	$(99,949)

Earnings per share data:
Basic net income (loss) per common share
Loss before discontinued operations	$(0.10)	$(0.38)	$(0.38)	$(0.94)
Discontinued operations, net of tax	0.93	(1.24)	0.92	(1.04)
Net income (loss)	$0.83	$(1.62)	$0.54	$(1.98)

Diluted net income (loss) per common share
Loss before discontinued operations	$(0.10)	$(0.38)	$(0.38)	$(0.94)
Discontinued operations, net of tax	0.91	(1.24)	0.91	(1.04)
Net income (loss)	$0.81	$(1.62)	$0.53	$(1.98)

Adjusted Income (Loss) from Ongoing Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2010	2009	2010	2009

Loss from operations	$(0.7)	$(31.5)	$(11.3)	$(72.5)
Buyout fees	(12.7)	-	(13.5)	-

Loss from operations excluding buyout fees	(13.4)	(31.5)	(24.8)	(72.5)

Non-cash expenses:
Depreciation and amortization	8.6	12.8	17.1	26.6
Write-off of capitalized project costs	-	1.4	-	13.5
Allowance for uncollectible receivables from owners	0.5	1.3	1.4	9.5
Stock compensation	1.1	0.8	2.0	1.9
Impairment of long-lived assets	2.7	9.2	3.4	9.2

Loss from operations after adjustment for non-cash expenses	(0.5)	(6.0)	(0.9)	(11.8)
Accounting Restatement, Special Independent Committee inquiry, SEC investigation and stockholder litigation	0.3	1.2	0.4	2.4
Restructuring costs	5.2	9.2	10.0	16.9

Adjusted income from ongoing operations	$5.0	$4.4	$9.5	$7.5

Adjusted income from ongoing operations is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and should not be considered as a substitute for income/loss from operations or net income/loss. Adjusted income from ongoing operations is used by management to focus on liquidity generated from the ongoing operations of the Company and to help management assess if adjustments to current spending decisions are needed.

Sunrise Senior Living, Inc.
Supplemental Information
As of  June 30, 2010
($ in thousand except average daily rate)

	Communities	Unit Capacity	Resident Capacity
	Q2 10	Q2 10	Q2 10
Community Data (1)
Communities managed for third-party owners	113	11,675	12,857
Communities in ventures	196	15,678	18,395
Communities consolidated	38	6,931	7,135
Total communities operated	347	34,284	38,387

Percentage of Total Operating Portfolio
Assisted Living		79.4%
Independent Living		16.4%
Skilled Nursing		4.2%
Total		100.0%

Selected Operating Results
Comparable Community Owned Portfolio Operating Results (2)	Q2 10	Q2 09	% Change

Total Comparable-Community Portfolio
Number of Communities	310	310
Unit Capacity	30,713	30,713
Resident Capacity	34,283	34,283
Community Revenues	$489,572	$471,318	3.9%
Community Revenues Excluding Impact of '09 Exchange Rates	$482,210	$471,318	2.3%
Community Operating Expenses	$354,805	$342,860	3.5%
Community Operating Expenses Excluding Impact of '09 Exchange Rates	$352,160	$342,860	2.7%
Average Daily Revenue Per Occupied Unit	$203.27	$194.81	4.3%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$200.21	$194.81	2.8%
Average Unit Occupancy Rate	86.2%	86.5%	(30)	basis points

Communities in ventures and managed for third-party owners
Number of Communities	276	276
Unit Capacity	24,127	24,127
Resident Capacity	27,554	27,554
Community Revenues	$405,906	$389,086	4.3%
Community Revenues Excluding Impact of '09 Exchange Rates	$398,545	$389,086	2.4%
Community Operating Expenses	$288,802	$279,948	3.2%
Community Operating Expenses Excluding Impact of '09 Exchange Rates	$286,157	$279,948	2.2%
Average Daily Revenue Per Occupied Unit	$215.59	$205.64	4.8%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$211.68	$205.64	2.9%
Average Unit Occupancy Rate	85.7%	86.1%	(40)	basis points

Communities consolidated
Number of Communities	34	34
Unit Capacity	6,586	6,586
Resident Capacity	6,729	6,729
Community Revenues	$83,666	$82,232	1.7%
Community Revenues Excluding Impact of '09 Exchange Rates	$83,666	$82,232	1.7%
Community Operating Expenses	$66,003	$62,912	4.9%
Community Operating Expenses Excluding Impact of '09 Exchange Rates	$66,003	$62,912	4.9%
Average Daily Revenue Per Occupied Unit	$159.15	$155.97	2.0%
Average Daily Revenue Per Occupied Unit Excluding Impact of '09 Exchange Rates	$159.15	$155.97	2.0%
Average Unit Occupancy Rate	87.7%	88.1%	(40)	basis points

Notes
(1)
During the second quarter of 2010, Sunrise sold one joint venture community, terminated five management contracts and two communities changed from venture to managed for third-party owners. This also excludes the two remaining Fountains communities and our German communities.

(2)
Comparable community portfolio consists of all communities in which Sunrise has an ownership interest in or management agreement with and were under Sunrise ownership or management for at least 24 months as of the January 1, 2010.  This includes consolidated communities, communities in ventures and communities managed for third-party owners.